UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2017

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2017, the Board of Directors (the “Board”) of Epizyme, Inc., a Delaware corporation (the “Company”) elected Kevin Conroy to the Board as a Class II Director, with a term expiring at the 2018 annual meeting of stockholders. Mr. Conroy has not been elected to any committees of the Board.

Mr. Conroy is currently the President, Chief Executive Officer and Chairman of the Board of Directors of Exact Sciences Corporation (“Exact Sciences”), a molecular diagnostics company. Mr. Conroy was named Chairman of the Board of Exact Sciences in March 2014, and has served as President and Chief Executive Officer since April 2009 and as a director since March 2009. Prior to joining Exact Sciences, Mr. Conroy served in multiple executive leadership positions at Third Wave Technologies (“Third Wave”), including President and Chief Executive Officer from December 2005 until the acquisition of Third Wave by Hologic, Inc. in July 2008. He joined Third Wave in July 2004 and served as General Counsel from October 2004 until December 2005. Prior to Third Wave, Mr. Conroy served as Intellectual Property Counsel at GE Healthcare, a medical imaging and diagnostics company and a division of General Electric Company. Before joining GE Healthcare, Mr. Conroy was the chief operating officer of two early-stage, venture-backed technology companies. Prior to that, he was an intellectual property litigator at McDermott Will & Emery and Pattishall, McAuliffe, Newbury, Hilliard and Geraldson, where he was a partner. Mr. Conroy received a B.S. in electrical engineering from Michigan State University and a J.D. from the University of Michigan Law School.

There are no arrangements or understandings between Mr. Conroy and any other person pursuant to which he was elected as a director of the Company.

In accordance with the Company’s director compensation program, Mr. Conroy will receive an annual cash retainer of $35,000 for service on the Board, which is payable quarterly in arrears. Under the Company’s director compensation program, Mr. Conroy may elect to receive such retainer in shares of common stock of the Company. In addition, under the Company’s director compensation program, upon his election as a director, Mr. Conroy was granted an option on February 6, 2017 to purchase 25,000 shares of the Company’s common stock at an exercise price per share of $12.05. This option vests as to 25% of the shares on the first anniversary of the grant date and as to an additional 2.0833% of the shares at the end of each successive month following the first anniversary of the grant date until the fourth anniversary of the grant date and becomes exercisable in full upon the occurrence of a change in control of the Company. For a full description of the Company’s director compensation program, see the section entitled “Corporate Governance—Director Compensation—2016 Director Compensation Program” in the Company’s definitive proxy statement for the 2016 Annual Meeting of Stockholders.

Also in connection with Mr. Conroy’s election to the Board, Mr. Conroy will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.16 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333- 187982) filed with the SEC on April 26, 2013. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Conroy for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our directors.

A copy of the Company’s press release announcing Mr. Conroy’s election is attached as Exhibit 99.1 to this Current Report on

Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1	Press release issued by the Company on February 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: February 7, 2017	By:	/s/ Robert B. Bazemore
Robert B. Bazemore
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued by the Company on February 7, 2017*

*	The exhibit shall be deemed to be furnished, and not filed.